UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): April 18, 2008

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNISOURCE ENERGY CORPORATION	86-0786732
(An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

TEP Rate Case Proceeding.

As previously reported, Tucson Electric Power Company (TEP) has a proceeding underway before the Arizona Corporation Commission (ACC) to establish new retail rates.

The participants in the proceeding have been engaged in settlement discussions.  On April 18, 2008, the ACC Staff filed a request with the administrative law judge conducting the proceeding stating that, due to the amount of time invested in settlement discussions, the ACC Staff was requesting that the April 24, 2008 surrebuttal filing date be vacated.  TEP supports the request. TEP cannot predict whether these discussions will result in a settlement agreement.  A settlement agreement would also be subject to a hearing before the administrative law judge and approval by the ACC.

The ACC Staff indicated it will request a substitute procedural order in the near future.

TEP cannot predict the outcome of this request or the outcome of the rate case proceeding.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 21, 2008	UNISOURCE ENERGY CORPORATION —————————————————— (Registrant) / s / Kevin P. Larson
—————————————————— Senior Vice President & Chief Financial Officer

Date: April 21, 2008	TUCSON ELECTRIC POWER COMPANY —————————————————— (Registrant) / s / Kevin P. Larson
—————————————————— Senior Vice President & Chief Financial Officer